Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Company Contacts:

Bryce Van

Media Relations

Liquidmetal Technologies, Inc.

949-635-2107

bryce.van@liquidmetal.com

Liquidmetal Technologies Announces Changes to Management Structure

Lake Forest, Calif. – July 9, 2021 - Liquidmetal® Technologies, Inc. (OTCQB: LQMT) (the “Company”), a leading developer of amorphous alloys and composites, today announced that Professor Lugee Li, Chairman of the Company’s Board of Directors, has resigned as CEO and President. Citing the company’s readiness for the next phase of its development and the ongoing restrictions on international travel, Professor Li reiterated his support for the Company and its management team. Following Professor Li’s resignation, the Board of Directors appointed Mr. Tony Chung as Interim CEO, and Mr. Isaac Bresnick as President. Mr. Chung will take responsibility for the strategic direction of the Company, while Mr. Bresnick will take responsibility for its day-to-day operations and customer service. Professor Li will stay on as the Company’s Chairman.

Management Commentary

Professor Lugee Li, the Company’s Chairman stated, “Liquidmetal Technologies remains a world leader in developing and manufacturing amorphous metal applications. Although I am stepping down from the CEO role, as Chairman I am fully committed to accomplishing the vision of the Company. I have full confidence that Tony and his executive team are capable of taking the Company to the next phase of development: bringing amorphous alloy technology more fully into the marketplace.”

“I thank the Board of Directors for this opportunity to fulfill what I have known all along, throughout my many years with the Company,” Mr. Chung stated. “Our technology is revolutionary and unmatched by any other. I will continue on the trajectory set by Professor Li and will pursue every opportunity toward achieving our goal of being at the forefront of amorphous alloy technology, building our customer base, and increasing shareholder value.”

“Professor Li has provided valuable direction over the past half decade, and we would not be where we are now without him,” Mr. Bresnick stated. “Today, Liquidmetal has a strong, lean team of dedicated experts. I am grateful for the opportunity to serve as their President, and together, I believe we will make Liquidmetal a success.”

About Liquidmetal Technologies

Lake Forest, California-based Liquidmetal Technologies, Inc. is a leading developer of parts made with amorphous alloys, also known scientifically as Bulk Metallic Glasses or BMGs. The non-crystalline atomic structure of these materials allows for unique performance properties, including the ability to injection-mold with micron-level precision, lustrous finishes, high strength, hardness and corrosion resistance, and remarkable elasticity. Liquidmetal Technologies is the first company to develop amorphous alloy parts commercially, enabling significant improvements in products across a wide array of industries. For more information, go to www.liquidmetal.com.

Forward-Looking Statements

This press release contains "forward-looking statements," including but not limited to statements regarding the advantages of Liquidmetal's amorphous alloy technology, regarding the leadership of the Liquidmetal, and other statements associated with Liquidmetal's technology and operations. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Liquidmetal's expectations and projections. Risks and uncertainties include, among other things; customer adoption of Liquidmetal's technologies and successful integration of those technologies into customer products; potential difficulties or delays in manufacturing products incorporating Liquidmetal's technologies; the ability of third party suppliers and manufacturers to meet customer product requirements; general industry conditions; general economic conditions; and governmental laws and regulations affecting Liquidmetal's operations. Additional information concerning these and other risk factors can be found in Liquidmetal's public periodic filings with the U.S. Securities and Exchange Commission, including the discussion under the heading "Risk Factors" in Liquidmetal's 2020 Annual Report on Form 10-K.